Exhibit 24

RESOLUTION
BOARD OF DIRECTORS
FIRST GUARANTY BANCSHARES, INC.
HAMMOND, LOUISIANA
MARCH 20, 2009

The following resolution was introduced, seconded and unanimously adopted at a regular meeting of the Board of Directors of First Guaranty Bancshares, Inc., Hammond, Louisiana, held on the 20th day of March 2009, whereby a quorum was present and voting.

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BE IT RESOLVED that the President and Chief Executive Officer and the Chief Financial Officer, Treasurer and Secretary of the holding company are, and each of them hereby is, authorized, empowered and directed to prepare an Annual Report to Stockholders to be mailed to Stockholders of the holding company.

FURTHER RESOLVED that, the President and Chief Executive Officer, Michael R. Sharp, and the Chief Financial Officer, Treasurer and Secretary Michele E. LoBianco, be, and each of them hereby is, authorized and directed to execute on behalf of any director or officer of the holding company, the Annual Report on Form 10-K, those persons to act pursuant to powers of attorney granted to them by those directors or officers, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K.

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CERTIFICATE

I hereby certify that the above and foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of First Guaranty Bancshares, Inc. at a regular meeting held at its domicile on the 20th day of March 2009, at which a quorum was present and voting and that the same has not been rescinded or revoked.

/s/ Michele E. LoBianco
Michele E. LoBianco
Chief Financial Officer, Treasurer and
Secretary to the Board of Directors
First Guaranty Bancshares, Inc.
S E A L

/s/ Marshall T. Reynolds
                                Marshall T.  Reynolds
Chairman of the Board of Directors
First Guaranty Bancshares, Inc.